Exhibit 99--Form 4 Joint Filer Information


The following filers have designated Stellar Funding, Ltd. as the "Designated Filer" for purposes of the attached Form 4.

     Name:                                Guggenheim Investment Management, LLC

     Address: Guggenheim Investment Management, LLC 135 East 57th Street, 23rd Floor
                                          New York, NY 10022

     Designated Filer:                    Stellar Funding, Ltd.

     Issuer and Ticker Symbol:            Mission Resources Corporation (MSSN)

     Date of Event Requiring Statement:   July 28, 2005

     Signature:                           GUGGENHEIM INVESTMENT MANAGEMENT, LLC

                                          By:     /s/ Todd S. Boehly
                                              ---------------------------------
                                          Name:   Todd S. Boehly
                                          Title:  Managing Director



     Name:                                Guggenheim Capital, LLC

     Address:                             227 West Monroe Street, Suite 4000
                                          Chicago  Illinois   60606

     Designated Filer:                    Stellar Funding, Ltd.

     Issuer and Ticker Symbol:            Mission Resources Corporation (MSSN)

     Date of Event Requiring Statement:   July 28, 2005

     Signature:                           GUGGENHEIM CAPITAL, LLC



                                          By:      /s/ Dominic Curcio
                                              ---------------------------------
                                          Name:   Dominic Curcio
                                          Title:  Managing Director